SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

 777 Main Street, Suite 3100, Fort Worth, Texas            76102
(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code                                                                                                817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed on October 18, 2013 (the “Original Filing”) by Wound Management Technologies, Inc. The Original Filing (i) incorrectly stated the date of the Note (as defined below), and (ii) omitted as exhibits two additional agreements entered into in connection with the Note, both of which (along with the correctly dated Note) have been filed as exhibits hereto. Except as set forth below, all items of the Original Filing are unchanged.

Item 1.01                      Entry into a Material Definitive Agreement.

On October 11, 2013, Wound Management Technologies, Inc. (the “Company”), together with certain of its subsidiaries, entered into a term loan agreement (the “Loan Agreement”) with Brookhaven Medical, Inc. (“BMI”), pursuant to which BMI made a loan to the Company in the amount of $1,000,000 under a Senior Secured Convertible Promissory Note. In connection with the Loan Agreement, the Company and BMI also entered into a letter of intent contemplating (i) an additional loan to the Company (the “Additional Loan”) of up to $2,000,000 by BMI (or an outside lender), and (ii) entrance into an agreement and plan of merger (the “Merger Agreement”) pursuant to which the Company would merge with a subsidiary of  BMI, subject to various conditions precedent.

On October 15, 2013, BMI agreed to make the Additional Loan pursuant to a Secured Convertible Drawdown Promissory Note (the “Note”), which allows the Company to drawdown, as needed, an aggregate of $2,000,000, subject to an agreed upon drawdown schedule or as otherwise approved by BMI. In connection with the Note, the Company, its subsidiaries, and BMI entered into an additional loan agreement as well as an additional security agreement.

The Note carries an interest rate of 8% per annum, and (subject to various default provisions) all unpaid principal and accrued but unpaid interest under the Note is due and payable on the later of (i) October 15, 2014, or (ii) the first anniversary of the date of the Merger Agreement. The Note may be prepaid in whole or in part upon ten days’ written notice, and all unpaid principal and accrued interest under the Note may be converted, at the option of BMI, into shares of the Company’s Series C Convertible Preferred Stock at a conversion price of $70.00 per share at any time prior to the Maturity Date (provided that the transaction contemplated by the Merger Agreement has not been consummated as of that time).

Item 9.01.                       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.                                Description
10.1	Secured Convertible Drawdown Promissory Note dated October 15, 2013
10.2	Loan Agreement dated October 15, 2013
10.3	Security Agreement dated October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

October 22, 2013	By:	/s/ Robert Lutz, Jr.
Robert Lutz, Jr.
Chief Executive Officer

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